UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 7, 2022
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KENNEDY-WILSON HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-33824	26-0508760
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 S El Camino Drive Beverly Hills, California 90212
(Address of principal executive offices)(Zip Code)

(310) 887-6400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(See definition of “large accelerated filer," "accelerated filer," "smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act). (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).   ☐  Yes    ☒  No
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.0001 par value	KW	NYSE
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 3.03 Material Modification to Rights of Security Holders.

The information under Item 1.01 of the Current Report on Form 8-K filed by Kennedy-Wilson Holdings, Inc. (the “Company”) on February 23, 2022 is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 7, 2022, the Company filed with the Secretary of State of the State of Delaware: (i) a Certificate of Elimination (the “Prior Series A Certificate of Elimination”) to eliminate all references in the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to the Company’s previously designated Series A Preferred Stock (the “Prior Series A Preferred Stock”); and (ii) a Certificate of Elimination (the “Prior Series B Certificate of Elimination”) to eliminate all references in the Charter to the Company’s previously designated Series B Preferred Stock (the “Prior Series B Preferred Stock”). Following the filing of each of the Prior Series A Certificate of Elimination and the Prior Series B Certificate of Elimination, all of the shares of the Company’s preferred stock that were designated as either Prior Series A Preferred Stock or Prior Series B Preferred Stock were returned to the status of authorized but unissued shares of preferred stock of the Company.

Copies of each of the Prior Series A Certificate of Elimination and the Prior Series B Certificate of Elimination are filed herewith as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

In addition, the information contained under the heading “Certificate of Designations Establishing the 4.75% Series B Cumulative Perpetual Preferred Stock” under Item 1.01 of the Current Report on Form 8-K filed by the Company on February 23, 2022 is incorporated herein by reference.

Item 8.01 Other Events.

On March 8, 2022, the Company closed the previously announced private placement of: (i) 300,000 shares of the Company’s 4.75% Series B Cumulative Perpetual Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”); and (ii) 13,043,478 warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), in each case pursuant to that certain 4.75% Series B Cumulative Perpetual Preferred Stock and Warrant Purchase Agreement (the “Securities Purchase Agreement”) for gross proceeds of $300,000,000 (the “Transaction”). The Series B Preferred Stock ranks on a parity with the Company’s 5.75% Series A Cumulative Perpetual Convertible Preferred Stock, and the Company has the right, at its option, to redeem the Series B Preferred Stock at any time (subject to mandatory redemption upon certain change-of-control events). Each Warrant is initially exercisable for one (1) share of Common Stock at an exercise price of $23.00 per share of Common Stock. Warrants may be exercised by the holder thereof on or before the date that is the seventh (7th) anniversary of the issue date of the Warrants.

Descriptions of the terms of the Series B Preferred Stock, the Warrants and the Transaction, and a copy of the Securities Purchase Agreement and related forms of the Series B Preferred Stock Certificate of Designations, the Warrant Agreement and form of Warrant attached thereto and Registration Rights Agreement, were included in the Current Report on Form 8-K filed by the Company on February 23, 2022, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Elimination with respect to the Prior Series A Preferred Stock.
3.2	Certificate of Elimination with respect to the Prior Series B Preferred Stock.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

By:	/s/ JUSTIN ENBODY
Justin Enbody
Chief Financial Officer

Date: March 8, 2022